UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 6, 2003

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26130	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Item 5 Other Events.

     Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the press release of Selectica, Inc. (the “Company”) issued on May 6, 2003. In its press release, the Company announced that its Board of Directors had authorized a new stock repurchase program whereby the Company could repurchase up to $30,000,000 of its common stock. Purchases under the new plan may be made at prevailing prices beginning immediately and ending at such time as the authorized funds are spent or the Company discontinues the program. The Company announced that as of March 31, 2003, the Company invested approximately $20,000,000 to repurchase 5.9 million shares under the previous stock repurchase program announced April 24, 2001.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc. dated May 6, 2003 regarding stock repurchase program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 6, 2003	By:	/s/ Stephen Bennion

Stephen Bennion
Executive Vice President of Financing, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc. dated May 6, 2003 regarding stock repurchase program.